As filed with the Securities and Exchange Commission on December 24, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLY FINANCIAL INC.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-0572512
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Renaissance Center

P.O. Box 200

Detroit, Michigan 48265-2000

(866) 710-4623

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David J. DeBrunner

200 Renaissance Center

Detroit, Michigan 48265-2000

(866) 710-4623

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Jeffrey Belisle, Esq. 200 Renaissance Center Detroit, Michigan 48265-2000 (866) 710-4623	Richard A. Drucker, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Guaranteed Notes	(1)	(1)	(1)	(1)
Guarantees of Senior Guaranteed Notes	(2)	(2)	(2)	(2)
Senior Notes	(1)	(1)	(1)	(1)
Subordinated Notes	(1)	(1)	(1)	(1)
Preferred Stock	(1)	(1)	(1)	(1)

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).
(2)	No separate consideration will be received for the guarantees of the senior guaranteed notes being registered. In accordance with Rule 457(n), no additional registration fee is payable with respect to the guarantees.
*	Includes certain subsidiaries of Ally Financial Inc. identified on the following page.

TABLE OF ADDITIONAL REGISTRANTS

Name*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Ally US LLC	Delaware	6172	26-0263708
IB Finance Holding Company, LLC	Delaware	6172	20-5704381

*	The address, including zip code, and telephone number, including area code, of the principal executive offices of each registrant is 200 Renaissance Center, P.O. Box 200, Detroit, Michigan 48265; Tel: 313-656-6301.

PROSPECTUS

Ally Financial Inc.

SENIOR GUARANTEED NOTES

GUARANTEES OF SENIOR GUARANTEED NOTES

SENIOR NOTES

SUBORDINATED NOTES

PREFERRED STOCK

Ally Financial Inc. may offer from time to time senior guaranteed notes, senior notes, subordinated notes and preferred stock in one or more offerings. The senior guaranteed notes will be unconditionally guaranteed by Ally US LLC and IB Finance Holding Company, LLC, each a subsidiary of Ally, on an unsubordinated basis.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. If the Company, directly or through agents, solicits offers to purchase the securities, the Company reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any such offer. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution and any applicable underwriting discounts and commissions. The securities offered by this prospectus, unless stated otherwise in the applicable prospectus supplement, will not be listed on any exchange, listing authority or quotation system.

Investing in the securities offered by this prospectus involves risks. See “Risk Factors” on page 5 of this prospectus and contained in our periodic reports filed with the Securities and Exchange Commission, as well as the other information contained or incorporated by reference in this prospectus.

The securities offered by this prospectus will not be savings accounts, deposits or other obligations of any bank and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 24, 2013

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

References in this prospectus to “Ally,” “the Company,” “we,” “us,” and “our” refer to Ally Financial Inc. and its direct and indirect subsidiaries on a consolidated basis, unless the context otherwise requires.

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED, 1995, AS AMENDED (“RSA 421-B”), WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. For the securities being sold, the prospectus supplement will include the names of the underwriters, dealers or agents, if any, their compensation, the terms of the offering, and the net proceeds to the Company. The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Information Incorporated by Reference; Where You Can Find More Information.”

INFORMATION INCORPORATED BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below:

(a)	Annual Report on Form 10-K for the year ended December 31, 2012, as updated by our Current Report on Form 8-K filed on July 9, 2013;

(b)	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013; and

(d)	Current Reports on Form 8-K filed on January 10, 2013, February 5, 2013 (only the report for Items 2.01 and 9.01), April 2, 2013, April 18, 2013, April 25, 2013, May 2, 2013, May 8, 2013, May 20, 2013, May 23, 2013, May 31, 2013, June 3, 2013, June 28, 2013, July 9, 2013, July 16, 2013, July 17, 2013(two reports), August 20, 2013, September 6, 2013, September 30, 2013, October 1, 2013, October 11, 2013, October 29, 2013, November 15, 2013, November 20, 2013, December 4, 2013 and December 20, 2013.

We are also incorporating by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement, except that, unless otherwise indicated, we are not incorporating any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

Ally is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and information statements and other information with the SEC. You may read and copy any document that Ally files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website at http://www.sec.gov for further information on the public reference room. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits and schedules thereto.

You may also obtain a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address and telephone number:

Ally Financial Inc.

Attention: Investor Relations

440 South Church Street, 14th Floor

Charlotte, North Carolina 28202

Tel: (866) 710-4623

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference documents containing various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events that are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of these words or similar expressions are intended to identify forward-looking statements. All statements contained in or incorporated by reference into this prospectus, other than statements of historical fact, including without limitation statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as updated by our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and the other documents incorporated by reference herein. See “Information Incorporated by Reference; Where You Can Find More Information.” Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Accordingly, you should not place undue reliance on any forward-looking statements contained or incorporated by reference in this prospectus, including those under “Risk Factors” in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein. Such forward-looking statements apply only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date the forward-looking statement is made.

SUMMARY

This summary highlights some of the information contained, or incorporated by reference, in this prospectus. It does not contain all of the information that is important to you. Each time we offer securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement containing specific information about the terms of that offering in their entirety, including the information incorporated by reference, to understand fully the terms of the securities, as well as the other considerations that are important to you in making your investment decision. You should pay special attention to the “Risk Factors” on page 5 hereof or incorporated by reference herein as well as the section entitled “Cautionary Statement Regarding Forward Looking Statements” on page 3.

Ally Financial Inc.

We are a leading, independent, financial services firm with $150.6 billion in assets as of September 30, 2013. Founded in 1919, we are a leading automotive financial services company with over 90 years experience providing a broad array of financial products and services to automotive dealers and their customers. We became a bank holding company on December 24, 2008 under the Bank Holding Company Act of 1956, as amended. Our banking subsidiary, Ally Bank, is an indirect wholly owned subsidiary of Ally and a leading franchise in the growing direct (internet, telephone, mobile, and mail) banking market with $51.5 billion of total external deposits at September 30, 2013.

Our principal executive offices are located at 200 Renaissance Center, Detroit, Michigan 48265, and our telephone number is (866) 710-4623.

Securities Being Offered

Ally has filed a registration statement with the SEC under a “shelf” registration procedure. Under this procedure Ally may offer and sell from time to time, in one or more series, any one or a combination of the following securities.

•	Senior Guaranteed Notes of Ally (“senior guaranteed notes”);

•	Guarantees of the Note Guarantors (the “note guarantors”) relating to the Senior Guaranteed Notes of Ally (“note guarantees”);

•	Senior Notes of Ally (“senior notes”);

•	Subordinated Notes of Ally (“subordinated notes”); and

•	Shares of Preferred Stock of Ally (“preferred stock”).

The securities will be sold for, and amounts payable with respect to any such securities will be payable in, U.S. dollars.

The Note Guarantors

The senior guaranteed notes will be guaranteed on a joint and several basis by Ally US LLC and IB Finance Holding Company, LLC, each a 100% directly owned subsidiary of Ally. Debt of the note guarantors or of subsidiaries of the note guarantors that is owed to Ally or other subsidiaries of Ally will, pursuant to the terms of one or more subordination agreements, rank junior to the note guarantees or will be held by a note guarantor.

RISK FACTORS

Investing in the securities covered by this prospectus involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 10-K, and in any updates to those risk factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information we include or incorporate by reference in this prospectus and any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include working capital; reduction, retirement or refinancing of outstanding debt; capital expenditures; redemptions or repurchases of certain outstanding securities; and acquisitions and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES AND

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS

The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to fixed charges and preferred dividend requirements for the periods indicated.

	Nine Months Ended September 30,	Year Ended December 31
	2013(a)	2012(a)	2011(a)	2010(a)	2009(a)	2008(a)
Ratio of earnings to fixed charges (b)	1.11	1.13	0.96	0.95	0.30	2.04
Ratio of earnings to fixed charges and preferred dividend requirements (c)	0.90	0.94	0.83	0.69	0.24	2.04

(a)	During 2013, 2012, 2011, 2010, and 2009, we committed to dispose certain operations of our Automotive Finance operations, Insurance operations, Mortgage operations, and Commercial Finance Group. We report these businesses separately as discontinued operations in the Condensed Consolidated Financial Statements incorporated by reference herein. Refer to Note 2 to the Condensed Consolidated Financial Statements for further discussion of our discontinued operations. All reported periods of the calculation of the ratio of earnings to fixed charges exclude discontinued operations.

(b)	The ratio indicates a less than one-to-one coverage for the years ended December 31, 2011, 2010 and 2009. Earnings for the years ended December 31, 2011, 2010, and 2009 were inadequate to cover fixed charges. The deficient amounts for the ratio were $183 million, $244 million and $3,351 million for the years ended December 31, 2011, 2010 and 2009, respectively.

(c)	The ratio indicates a less than one-to-one coverage for the nine months ended September 30, 2013 and the years ended December 31, 2012, 2011, 2010 and 2009. Earnings for the nine months ended September 30, 2013 and the years ended December 31, 2012, 2011, 2010 and 2009 were inadequate to cover total fixed charges and preferred dividend requirements. The deficient amounts for the ratio were $330 million for the nine months ended September 30, 2013 and $292 million, $946 million, $2,104 million and $4,575 million for the years ended December 31, 2012, 2011, 2010 and 2009, respectively.

DESCRIPTION OF SENIOR GUARANTEED NOTES AND

GUARANTEES OF SENIOR GUARANTEED NOTES

The following description of the terms of the senior guaranteed notes and the guarantees of the senior guaranteed notes provides general terms and provisions of the securities to which any prospectus supplement may relate. We will describe in any prospectus supplement the particular terms of the senior guaranteed notes offered and the extent, if any, to which the general provisions apply to the senior guaranteed notes.

In this description, references to “Ally,” “we,” “our,” “ours,” and “us” refer only to Ally Financial Inc. and not to any of its direct or indirect subsidiaries or affiliates, except as otherwise indicated.

General

Ally will issue the senior guaranteed notes under the indenture dated as of July 1, 1982 (as amended by the first supplemental indenture dated as of April 1, 1986, the second supplemental indenture dated as of June 15, 1987, the third supplemental indenture dated as of September 30, 1996, the fourth supplemental indenture dated as of January 1, 1998, and the fifth supplemental indenture dated as of September 30, 1998, and together with such supplemental indentures, the “1982 Indenture”) among Ally and The Bank of New York Mellon (successor to Morgan Guaranty Trust Company of New York), as trustee (the “Trustee”). Each series of senior guaranteed notes will constitute a separate series of notes from those series previously issued under the 1982 Indenture. Those terms of a series of senior guaranteed notes that differ from or that are in addition to the terms of the 1982 Indenture will be set forth in the resolution or resolutions of the board of directors or the executive committee of Ally authorizing the issuance of the applicable series of senior guaranteed notes. For the purposes of amending or modifying the 1982 Indenture, the holders of senior guaranteed notes will generally vote as a single class with the holders of debt securities of all other series at the time outstanding under the 1982 Indenture (together, the “1982 Indenture Debt Securities”).

The following description is a summary of certain provisions of the 1982 Indenture, the senior guaranteed notes, and the Guarantee Agreement (as defined below). It does not restate the 1982 Indenture, the senior guaranteed notes, or the Guarantee Agreement in their entirety and is qualified in its entirety by reference to such documents. You may request copies of the 1982 Indenture at Ally’s address set forth under “Information Incorporated by Reference; Where You Can Find More Information.”

Each series of senior guaranteed notes will be issued in fully registered book-entry form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 above that amount. Each series of senior guaranteed notes will be issued in the form of global notes. Global notes will be registered in the name of a nominee of DTC, New York, New York, as described under “Book-Entry, Delivery and Form of Notes.”

Principal Amount; Maturity and Interest

Unless we state otherwise in the applicable prospectus supplement, each series of senior guaranteed notes will be denominated in U.S. dollars and all payments of principal and interest thereon will be paid in U.S. dollars.

Each series of senior guaranteed notes will bear interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, interest on a series of senior guaranteed notes that bear interest at a fixed rate will be computed on the basis of a 360-day year of twelve 30-day months, and interest on a series of senior guaranteed notes that bear interest at a floating rate will be computed on the basis of the actual number of days elapsed over a 360-day year.

With respect to senior guaranteed notes that bear interest at a fixed rate, interest on each series of senior guaranteed notes will accrue from and including the date such series of senior guaranteed notes is issued (the “issue date”) or from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for to but excluding the relevant interest payment date. If an interest payment date falls on a day that is not a business day, the interest payment will be postponed to the next succeeding business day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay.

With respect to senior guaranteed notes that bear interest at a floating rate, interest on each series of senior guaranteed notes will accrue from and including the issue date or from and including the most recent interest payment date. If an interest payment date falls on a day that is not a business day, the interest payment will be postponed to the next succeeding business day, except that if that business day is in the immediately succeeding calendar month, the interest payment will be made on the next preceding business day, in each case with interest accruing to the applicable interest payment date (as so adjusted). If the maturity date or a redemption date, if applicable, of a senior guaranteed note that bears interest at a floating rate falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, but no additional interest shall accrue and be paid unless Ally fails to make a payment on such next succeeding business day.

Note Guarantees

Each of IB Finance and Ally US LLC (each a subsidiary of Ally and each a “note guarantor”) will, pursuant to a guarantee agreement to be dated as of the issue date of the applicable series of senior guaranteed notes (the “Guarantee Agreement”) among Ally, each note guarantor and the Trustee, jointly and severally, irrevocably and unconditionally guarantee (the “note guarantees”) on an unsubordinated basis the performance and punctual payment when due, whether at maturity, by acceleration or otherwise, of all payment obligations of Ally in respect of such series of senior guaranteed notes (pursuant to the terms thereof and of the 1982 Indenture), whether for payment of (w) principal of, or premium, if any, interest or additional interest on such series of senior guaranteed notes, (x) expenses, (y) indemnification or (z) otherwise (all such obligations guaranteed by such note guarantors being herein called the “guaranteed obligations”).

Each note guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable note guarantor without rendering the note guarantee, as it relates to such note guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each note guarantee will be a continuing guarantee and shall:

(1) subject to the next succeeding paragraph, remain in full force and effect until payment in full of all the guaranteed obligations;

(2) subject to the next succeeding paragraph, be binding upon each such note guarantor and its successors; and

(3) inure to the benefit of and be enforceable by the Trustee and the holders of such series of senior guaranteed notes and their successors, transferees and assigns.

A note guarantee of a note guarantor will be automatically released upon:

(1) the sale, disposition or other transfer (including through merger or consolidation) of a majority of the equity interests (including any sale, disposition or other transfer following which the applicable note guarantor is no longer a subsidiary of Ally), of the applicable note guarantor if such sale, disposition or other transfer is made in compliance with the 1982 Indenture; or

(2) the discharge of Ally’s obligations in respect of such series of senior guaranteed notes in accordance with the terms of the 1982 Indenture and such series of senior guaranteed notes.

Not all of Ally’s subsidiaries will guarantee the senior guaranteed notes. Each series of senior guaranteed notes will be structurally subordinated to all debt and other liabilities (including trade payables and lease obligations and, in the case of Ally Bank, its deposits) of Ally’s subsidiaries that do not provide note guarantees.

Ranking

The senior guaranteed notes will rank equally in right of payment with all existing and future unsubordinated unsecured indebtedness of Ally, including all 1982 Indenture Debt Securities, and senior in right of payment to existing and future indebtedness of Ally that by its terms is expressly subordinated to the senior guaranteed notes. The senior guaranteed notes will be effectively subordinated to any secured indebtedness of Ally to the extent of the value of the assets securing such debt.

The senior guaranteed notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables and lease obligations and, in the case of Ally Bank, its deposits) of subsidiaries of Ally that do not provide note guarantees to the extent of the value of the assets of such subsidiaries.

Each note guarantee will rank equally in right of payment with all existing and future unsubordinated unsecured indebtedness of the applicable note guarantor, and senior in right of payment to existing and future indebtedness of such note guarantor, if any, that by its terms is expressly subordinated to the note guarantee of such note guarantor. Debt of the note guarantors or of subsidiaries of the note guarantors that is owed to Ally or other subsidiaries of Ally will, pursuant to the terms of one or more subordination agreements, rank junior to the note guarantees or will be held by a note guarantor. Each note guarantee will be effectively subordinated to any secured indebtedness of such note guarantor to the extent of the value of the assets securing such debt and will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of any non-guarantor subsidiaries of such note guarantor.

Redemption

Unless we state otherwise in the applicable prospectus supplement, the applicable series of senior guaranteed notes will not be subject to redemption prior to maturity and there will be no sinking fund for such senior guaranteed notes.

Certain Covenants

Limitation on Liens

The 1982 Indenture provides that Ally will not pledge or otherwise subject to any lien any of its property or assets unless the senior guaranteed notes are secured by such pledge or lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured. This covenant does not apply to:

•

the pledge of any assets to secure any financing by Ally of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which Ally reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers’ acceptances or in aid of other similar borrowing arrangements;

•	the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada);

•

any deposit of assets of Ally with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by Ally from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against Ally;

•

any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing four clauses of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

Merger and Consolidation

The 1982 Indenture provides that Ally will not merge or consolidate with another corporation or sell or convey all or substantially all of Ally’s assets to another person, firm or corporation unless either Ally is the continuing corporation or the new corporation shall expressly assume the interest and principal (and premium, if any) due under the 1982 Indenture Debt Securities and the performance and observance of all applicable conditions and covenants. In either case, the 1982 Indenture provides that neither Ally nor a successor corporation may be in default of performance immediately after such merger or consolidation or sale or conveyance. Additionally, the 1982 Indenture provides that in the case of any such merger or consolidation or sale or conveyance, the successor corporation may continue to issue securities under the 1982 Indenture.

The Guarantee Agreement will provide that no note guarantor will merge or consolidate with another corporation or sell or convey all or substantially all of its assets to another person, firm or corporation unless either it is the continuing corporation or the new corporation shall expressly assume the obligation to serve as a note guarantor of Ally’s obligations under the senior guaranteed notes and to perform and observe all of the applicable covenants and conditions to be performed by a note guarantor. In either case, the Guarantee Agreement will provide that neither the note guarantor nor any successor corporation may be in default of performance immediately after such merger or consolidation or sale or conveyance.

SEC Reports and Reports to Holders

Ally will be required to file with the Trustee within fifteen days after Ally is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which Ally may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if Ally is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. In addition, Ally will be required to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by Ally with the conditions and covenants provided for in the 1982 Indenture as may be required from time to time by such rules and regulations. Ally has also agreed that, for so long as any senior guaranteed notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of such senior guaranteed notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended.

Limitation on Sale of Equity Interests of Note Guarantors

Ally will not be permitted to sell, dispose of or otherwise transfer any of the equity interests of any note guarantor held by Ally in a transaction following which Ally ceases to own a majority of the equity interests of such note guarantor (a “note guarantor equity sale”) unless the net sale proceeds of such note guarantor equity sale are used within five business days following the receipt by Ally of such net sale proceeds from such note guarantor equity sale to make an investment in one or more note guarantors or subsidiaries of note guarantors, including any subsidiary of Ally that becomes a note guarantor or a subsidiary of a note guarantor. For purposes of this description of notes, the term “subsidiary” when used in respect to any person shall include a direct or indirect subsidiary of such person.

Limitation on Liens on Assets of Note Guarantors

The Guarantee Agreement will provide that, so long as the applicable series of senior guaranteed notes remain outstanding, no note guarantor nor any subsidiary of a note guarantor will pledge or otherwise subject to any lien any of its property or assets to secure (a) any debt (as defined below) of Ally or any direct or indirect parent of Ally or (b) any debt incurred to repay, retire, redeem, refund, refinance, replace, defease, cancel, repurchase or exchange any such debt described in the foregoing clause (a), in each case unless such series of senior guaranteed notes are secured by such pledge or lien equally and ratably with such debt so long as any such other debt shall be so secured; provided, that financings, securitizations and hedging activities conducted by a subsidiary of Ally in the ordinary course of business and not incurred in contemplation of the payment of debt described in clause (a) prior to its stated maturity shall not be deemed to be covered by clause (b).

Certain Definitions Relating to Note Guarantees

“debt” shall mean, with respect to any specified person, any indebtedness of such person: (1) in respect of borrowed money of such person; (2) evidenced by bonds, notes, debentures or similar instruments issued by such person; (3) in respect of letters of credit, banker’s acceptances or other similar instruments issued on account of such person; (4) representing the portion of capital lease obligations (that does not constitute interest expense) and attributable debt in respect of sale leaseback transactions; (5) representing the balance deferred and unpaid of the purchase price of any property or services acquired by or rendered to such person due more than six months after such property is acquired or such services are completed; (6) representing obligations of such person with respect to the redemption, repayment or other repurchase of any preferred stock; and (7) hedging obligations in connection with debt referred to in clauses (1) through (6).

“person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust association, organization or other entity of any kind or nature.

Limitation on Guarantees of Debt

Ally will not permit any of its subsidiaries, other than any note guarantor, to guarantee the payment of (a) any debt of Ally or any direct or indirect parent of Ally or (b) any debt incurred to repay, retire, redeem, refund, refinance, replace, defease, cancel, repurchase or exchange any such debt referred to in clause (a), unless in each case such subsidiary executes and delivers a joinder to the Guarantee Agreement providing for a guarantee by such subsidiary of each series of senior guaranteed notes on an unsubordinated basis; provided, that financings, securitizations and hedging activities conducted by a subsidiary of Ally in the ordinary course of business and not incurred in contemplation of the payment of debt described in clause (a) prior to its stated maturity shall not be deemed to be covered by clause (b). In the event that any subsidiary rendering a guarantee of any senior guaranteed notes is released and discharged in full of the guarantee of all such other debt, then the guarantee of such senior guaranteed notes shall be automatically and unconditionally released and discharged.

Limitation on Asset Sales by Note Guarantors

The Guarantee Agreement will provide that no note guarantor, nor any subsidiary of a note guarantor, will make an Asset Sale (as defined below) to Ally or any subsidiary or other affiliate of Ally that is not a note guarantor or a subsidiary of a note guarantor, other than:

•

any Asset Sale on terms not less favorable in any material respect to such note guarantor or subsidiary, as applicable, than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a person who is not Ally or a subsidiary or other affiliate of Ally (as determined in good faith by such note guarantor or subsidiary or, if the consideration received in connection with such Asset Sale (or series of related Asset Sales) exceeds $250 million, as determined in good faith by the board of directors of Ally, or, if the consideration received in connection with such Asset Sale (or series of related Asset Sales) exceeds $500 million, subject to a customary fairness opinion from an independent accounting, appraisal or investment banking firm of national standing to the effect that (i) the financial terms of such Asset Sale are fair to such note guarantor or subsidiary of such note guarantor, as applicable, from a financial point of view or (ii) the financial terms of such Asset Sale are not less favorable in any material respect to such note guarantor or subsidiary of such note guarantor, as applicable, than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a person who is not an affiliate of Ally);

•	any Asset Sale to a note guarantor or to a subsidiary of a note guarantor;

•	any Asset Sale of the equity interests of a subsidiary of a note guarantor provided that such subsidiary shall become a note guarantor as of the time such Asset Sale occurs;

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any Asset Sale in connection with financing, securitization and hedging activities conducted by Ally or any subsidiary of Ally in the ordinary course of business on terms not less favorable in any material respect to such note guarantor or subsidiary, as applicable, than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a person who is not Ally or a subsidiary or other affiliate of Ally; or

•

any Asset Sale in connection with the disposition of all or substantially all of the assets of any note guarantor in a manner permitted pursuant to the provisions described in the second paragraph above under “—Merger and Consolidation.”

“Asset Sale” means:

1.	the conveyance, sale, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets of a note guarantor or any of its subsidiaries (including, without limitation, any agreement with respect to a transaction that has the effect of conveying or monetizing the value of such property or assets) (each referred to in this definition as a “disposition”); or

2.	the issuance or sale of equity interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent received by applicable law) of any subsidiary of a note guarantor (including, without limitation, any agreement with respect to a transaction that has the effect of conveying or monetizing the value of such equity interests), whether in a single transaction or a series of related transactions, in each case, other than:

a.	any disposition of property or assets by a note guarantor or subsidiary of a note guarantor or issuance of securities by a subsidiary of a note guarantor to a note guarantor or another subsidiary of a note guarantor;

b.	any disposition of cash or cash equivalents other than the disposition of any cash or cash equivalents that represent proceeds from the disposition of property or assets or the sale or the issuance or sale of capital stock (collectively, “Subject Assets”), and the disposition of such Subject Assets (if made in lieu of such disposition of cash or cash equivalents) would not otherwise comply with the covenant “Limitation on Asset Sales by Note Guarantors”;

c.	any disposition of property or assets by any note guarantor or subsidiary of a note guarantor or issuance or sale of equity interests of any subsidiary of a note guarantor which property, assets or equity interests, as applicable, so sold or issued in any transaction or series of related transactions, have an aggregate fair market value (as determined in good faith by such note guarantor or subsidiary) of less than $25 million;

d.	the granting of any lien permitted by the covenant described above under “—Limitation on Liens on Assets of Note Guarantors”; and

e.	foreclosure on assets or property.

Limitation on Transactions with Affiliates

The Guarantee Agreement will provide that each note guarantor will not, and will not permit any of its subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any affiliate of Ally involving aggregate consideration in excess of $25 million (each of the foregoing, an “affiliate transaction”), unless: (i) such affiliate transaction is on terms that are not less favorable in any material respect to such note guarantor or the relevant subsidiary than those that could reasonably have been obtained in a comparable arm’s length transaction by such note guarantor or such subsidiary with an unaffiliated party; and (ii) with respect to any affiliate transaction or series of related affiliate transactions involving aggregate consideration in excess of $250 million, such affiliate transaction is approved by the board of directors of Ally; and (iii) with respect to any affiliate transaction or series of related affiliate transactions involving aggregate consideration in excess of $500 million, Ally must obtain and deliver to the trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that the transaction is fair to such note guarantor or such subsidiary, as the case may be, from a financial point of view.

The foregoing limitation does not limit, and shall not apply to:

1.	any disposition permitted under the covenant “—Limitation on Asset Sales by Note Guarantors”;

2.	the payment of reasonable and customary fees and indemnities to members of the board of directors of Ally or a subsidiary;

3.	the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of Ally or any subsidiary;

4.	transactions between or among any note guarantor or subsidiary of a note guarantor and any other note guarantor or any subsidiary of a note guarantor;

5.	the issuance of equity interests of any note guarantor otherwise permitted hereunder and capital contributions to any note guarantor;

6.	any agreement or arrangement as in effect on the issue date of the senior guaranteed notes and any amendment or modification thereto so long as such amendment or modification is not more disadvantageous to the holders of the senior guaranteed notes in any material respect; and

7.	transactions with GM or any of its subsidiaries, or any customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business.

Payments for Consent

Ally will not, and will not permit any of its subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any senior guaranteed notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the 1982 Indenture or any series of senior guaranteed notes unless such consideration is offered to be paid or agreed to be paid to all holders of such senior guaranteed notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Modification of the 1982 Indenture

The 1982 Indenture contains provisions permitting Ally and the Trustee to modify or amend the 1982 Indenture or any supplemental Indenture or the rights of the holders of the 1982 Indenture Debt Securities issued, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the 1982 Indenture Debt Securities which are affected by such modification or amendment, voting as one class, provided that, without the consent of the holder of each 1982 Indenture Debt Security so affected, no such modification shall:

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extend the fixed maturity of any 1982 Indenture Debt Securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each 1982 Indenture Debt Security so affected; or

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reduce the aforesaid percentage of 1982 Indenture Debt Securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all 1982 Indenture Debt Securities then outstanding under the 1982 Indenture.

The 1982 Indenture contains provisions permitting Ally and the Trustee to enter into indentures supplemental to the 1982 Indenture, without the consent of the holders of the 1982 Indenture Debt Securities at the time outstanding, for one or more of the following purposes:

•	to evidence the succession of another corporation to Ally, or successive successions, and the assumption by any successor corporation of certain covenants, agreements and obligations;

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to add to the covenants such further covenants, restrictions, conditions or provisions as Ally’s board of directors and the Trustee shall consider to be for the protection of the holders of 1982 Indenture Debt Securities;

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to permit or facilitate the issuance of 1982 Indenture Debt Securities in coupon form, registrable or not registrable as to principal, and to provide for exchangeability of such securities with securities issued thereunder in fully registered form;

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to cure any ambiguity or to correct or supplement any provision contained therein or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under the 1982 Indenture as shall not adversely affect the interests of the holders of any 1982 Indenture Debt Securities; or

•	to evidence and provide for the acceptance and appointment by a successor trustee.

Notwithstanding the foregoing, holders of a particular series of senior guaranteed notes shall vote as a separate class with respect to amendments, modifications or waivers affecting only that series of senior guaranteed notes (including, for the avoidance of doubt, with respect to amendments to or waivers of the following covenants that will be set forth in that series of senior guaranteed notes: the covenant described in the last sentence under “—Certain Covenants—SEC Reports and Reports to Holders”, the covenant described under “—Certain Covenants—Limitation on Sale of Equity Interests of Note Guarantors”, the covenant described in the first paragraph under “—Certain Covenants—Limitation on Guarantees of Debt” and the covenant described under “—Certain Covenants—Payments for Consent”, and all such covenants and provisions hereinafter referred to as, the “Additional Covenants”) and the holders of other 1982 Indenture Debt Securities shall not have any voting rights with respect to such matters as they relate to that series of senior guaranteed notes.

The Guarantee Agreement will contain provisions:

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permitting Ally, the note guarantors and the Trustee to modify or amend the Guarantee Agreement with the consent of the holders of not less than a majority in aggregate principal amount of the applicable series of senior guaranteed notes voting together as a single class provided that, without the consent of the holder of each senior guaranteed note of such series, no such modification shall, except with respect to the covenant described in the second paragraph under “—Certain Covenants—Merger and Consolidation,” the covenant described under “—Certain Covenants—Limitation on Liens on Assets of Note Guarantors,” the covenant described in the second paragraph under “—Certain Covenants—Limitation on Guarantees of Debt,” the covenant described under “—Certain Covenants—Limitation on Asset Sales by Note Guarantors” and the covenant described under “—Certain Covenants—Limitation on Transactions with Affiliates” and as otherwise expressly permitted, modify the note guarantees in any way adverse to the holders of such senior guaranteed notes; and

•

permitting Ally, the note guarantors and the Trustee without the consent of the holders of the applicable series of senior guaranteed notes to (i) enter into modifications or amendments to the Guarantee Agreement to add note guarantors, (ii) provide for the assumption by a successor guarantor of the obligations under the Guarantee Agreement, (iii) release any note guarantee in accordance with the terms of the 1982 Indenture and the Guarantee Agreement, (iv) add to the covenants such further covenants, restrictions, conditions or provisions as Ally’s board of directors and the Trustee shall consider to be for the protection of the holders of such senior guaranteed notes, (v) cure any ambiguity or correct or supplement any provision contained therein which may be defective or inconsistent with any other provision contained therein, (vi) make such other provisions in regard to matters or questions arising under the Guarantee Agreement as shall not adversely affect the interests of the holders of any senior guaranteed notes of such series and (vii) evidence and provide for a successor trustee.

Events of Default

An event of default with respect to a series of senior guaranteed notes is defined in the 1982 Indenture as being (the “Indenture Events of Default”):

•	default in payment of any principal or premium, if any;

•	default for 30 days in payment of any interest;

•

default in the performance of any other covenant in the 1982 Indenture or such series of senior guaranteed notes for 30 days after notice by the Trustee or holders of at least 25% in aggregate principal amount of such senior guaranteed notes at the time outstanding; or

•	certain events of bankruptcy, insolvency or reorganization with respect to Ally.

Furthermore, an event of default (the “Guarantee Event of Default,” and a Guarantee Event of Default or any Indenture Event of Default, an “Event of Default”) shall have occurred if at any time (a) any note guarantee of any note guarantor ceases to be in full force and effect (other than in accordance with the terms of such note guarantee and the 1982 Indenture), (b) any note guarantee of any note guarantor is declared null and void and unenforceable or found to be invalid or (c) any note guarantor asserts in writing that its note guarantee is not in effect or is not its legal, valid or binding obligation (other than by reason of release of a note guarantor from its note guarantee in accordance with the terms of the applicable Indenture and the note guarantee).

In case any of the first, second or third Indenture Events of Default above, or the Guarantee Event of Default, shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the 1982 Indenture Debt Securities affected thereby then outstanding may declare the principal amount of all of the 1982 Indenture Debt Securities affected thereby to be due and payable. In case an event of default as set out in the fourth Indenture Event of Default above shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all the 1982 Indenture Debt Securities then outstanding, voting as one class, may declare the principal of all outstanding 1982 Indenture Debt Securities to be due and payable. Any Event of Default may be waived and a declaration of acceleration of payment rescinded by the holders of a majority in aggregate principal amount of the applicable series of senior guaranteed notes, or of all the outstanding 1982 Indenture Debt Securities, as the case may be, if sums sufficient to pay all amounts due (with interest, if any) other than amounts due upon acceleration are provided to the Trustee and all defaults are remedied. For such purposes, if the principal of all series of 1982 Indenture Debt Securities shall have been declared to be payable, all series will be treated as a single class. Ally is required to file with the Trustee annually an officers’ certificate as to the absence of certain defaults under the terms of the 1982 Indenture. The 1982 Indenture provides that the Trustee may withhold notice to the securityholders of any default, except in payment of principal, premium, if any, or interest, if it considers it in the interest of the securityholders to do so.

The holders of a series of senior guaranteed notes shall vote as a separate class from the holders of the other 1982 Indenture Debt Securities with respect to any defaults or events of default or remedies relating thereto as a result of any covenants, obligations or provisions affecting only such series of senior guaranteed notes and no other series of 1982 Indenture Debt Securities.

Subject to the provisions of the 1982 Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the 1982 Indenture at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the Trustee reasonable security or indemnity against costs, expenses and liabilities which might be incurred.

Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in principal amount of the 1982 Indenture Debt Securities affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

Satisfaction and Discharge

The 1982 Indenture shall cease to be of further effect with respect to a series of senior guaranteed notes if at any time (a) Ally shall have delivered to the Trustee for cancellation all senior guaranteed notes of such series theretofore authenticated (other than any senior guaranteed notes of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid), or (b) all such senior guaranteed notes of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and Ally shall deposit or cause to be deposited with the Trustee as trust funds the entire amount (other than moneys repaid by the Trustee or any paying agent to Ally) sufficient to pay at maturity or upon redemption all senior guaranteed notes of such series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case Ally shall also pay or cause to be paid all other sums payable under the 1982 Indenture by Ally with respect to the senior guaranteed notes of such series.

All such moneys deposited with the Trustee shall be held in trust and applied by it to the payment, either directly or through any paying agent (including Ally acting as its own paying agent), to the holders of the applicable series of senior guaranteed notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest (and premium, if any).

Further Issues

Ally may from time to time, without notice to or the consent of the registered holders of any series of senior guaranteed notes, create and issue further notes ranking equally with the existing series of senior guaranteed notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes. Such further notes may be consolidated and form a single series with a particular series of existing senior guaranteed notes and have the same terms as to status, redemption or otherwise as such senior guaranteed notes.

Concerning the Trustee

The Trustee will be designated by Ally as the initial paying agent, transfer agent and registrar with respect to each series of senior guaranteed notes. The Corporate Trust Office of the Trustee is currently located at 101 Barclay Street, Floor 8W, New York, N.Y. 10286, U.S.A., Attention: Corporate Trust Administration.

The 1982 Indenture provides that the Trustee, prior to the occurrence of an Event of Default of a series of senior guaranteed notes and after the curing of all such Events of Default of such series which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the 1982 Indenture. If any such Event of Default has occurred (which has not been cured) with respect to a particular series of senior guaranteed notes, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the 1982 Indenture as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The 1982 Indenture also provides that the Trustee or any agent of Ally or the Trustee, in their individual or any other capacity, may become the owner or pledgee of senior guaranteed notes with the same rights it would have if it were not the Trustee provided, however, that all moneys received by the Trustee or any paying agent shall, until used or applied as provided in the 1982 Indenture, be held in trust thereunder for the purposes for which they were received and need not be segregated from other funds except to the extent required by law.

Governing Law and Consent to Jurisdiction

The 1982 Indenture is and the senior guaranteed notes will be governed by and will be construed in accordance with the laws of the State of New York.

DESCRIPTION OF SENIOR NOTES

The following description of the terms of the senior notes provides general terms and provisions of the securities to which any prospectus supplement may relate. We will describe in any prospectus supplement the particular terms of the senior notes offered and the extent, if any, to which the general provisions apply to the senior notes.

In this description, references to “Ally,” “we,” “our,” “ours,” and “us” refer only to Ally Financial Inc. and not to any of its direct or indirect subsidiaries or affiliates, except as otherwise indicated.

General

Ally will issue the senior notes under the indenture dated as of July 1, 1982 (as amended by the first supplemental indenture dated as of April 1, 1986, the second supplemental indenture dated as of June 15, 1987, the third supplemental indenture dated as of September 30, 1996, the fourth supplemental indenture dated as of January 1, 1998, and the fifth supplemental indenture dated as of September 30, 1998, and together with such supplemental indentures, the “1982 Indenture”) among Ally and The Bank of New York Mellon (successor to Morgan Guaranty Trust Company of New York), as trustee (the “Trustee”). Each series of senior notes will constitute a separate series of notes from those series previously issued under the 1982 Indenture. Those terms of a series of senior notes that differ from or that are in addition to the terms of the 1982 Indenture will be set forth in the resolution or resolutions of the board of directors or the executive committee of Ally authorizing the issuance of the applicable series of senior notes. For the purposes of amending or modifying the 1982 Indenture, the holders of senior notes will generally vote as a single class with the holders of debt securities of all other series at the time outstanding under the 1982 Indenture (together, the “1982 Indenture Debt Securities”).

The following description is a summary of certain provisions of the 1982 Indenture and the senior notes. It does not restate the 1982 Indenture or the senior notes in their entirety and is qualified in its entirety by reference to such documents. You may request copies of the 1982 Indenture at Ally’s address set forth under “Information Incorporated by Reference; Where You Can Find More Information.”

Each series of senior notes will be issued in fully registered book-entry form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 above that amount. Each series of senior notes will be issued in the form of global notes. Global notes will be registered in the name of a nominee of DTC, New York, New York, as described under “Book-Entry, Delivery and Form of Notes.”

Principal Amount; Maturity and Interest

Unless we state otherwise in the applicable prospectus supplement, each series of senior notes will be denominated in U.S. dollars and all payments of principal and interest thereon will be paid in U.S. dollars.

Each series of senior notes will bear interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, interest on a series of senior notes that bear interest at a fixed rate will be computed on the basis of a 360-day year of twelve 30-day months, and interest on a series of senior notes that bear interest at a floating rate will be computed on the basis of the actual number of days elapsed over a 360-day year.

With respect to senior notes that bear interest at a fixed rate, interest on each series of senior notes will accrue from and including the date such series of senior notes is issued (the “issue date”) or from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for to but excluding the relevant interest payment date. If an interest payment date falls on a day that is not a business day, the interest payment will be postponed to the next succeeding business day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay.

With respect to senior notes that bear interest at a floating rate, interest on each series of senior notes will accrue from and including the issue date or from and including the most recent interest payment date. If an interest payment date falls on a day that is not a business day, the interest payment will be postponed to the next succeeding business day, except that if that business day is in the immediately succeeding calendar month, the interest payment will be made on the next preceding business day, in each case with interest accruing to the applicable interest payment date (as so adjusted). If the maturity date or a redemption date, if applicable, of a senior note that bears interest at a floating rate falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, but no additional interest shall accrue and be paid unless Ally fails to make a payment on such next succeeding business day.

No Guarantees

None of Ally’s subsidiaries will guarantee the senior notes.

Ranking

The senior notes will rank equally in right of payment with all existing and future unsubordinated unsecured indebtedness of Ally, including all 1982 Indenture Debt Securities, and senior in right of payment to existing and future indebtedness of Ally that by its terms is expressly subordinated to the senior notes. The senior notes will be effectively subordinated to any secured indebtedness of Ally to the extent of the value of the assets securing such debt.

The senior notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables and lease obligations and, in the case of Ally Bank, its deposits) of each of Ally’s subsidiaries to the extent of the value of the assets of such subsidiaries.

Redemption

Unless we state otherwise in the applicable prospectus supplement, the applicable series of senior notes will not be subject to redemption prior to maturity and there will be no sinking fund for such senior notes.

Certain Covenants

Limitation on Liens

The 1982 Indenture provides that Ally will not pledge or otherwise subject to any lien any of its property or assets unless the senior notes are secured by such pledge or lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured. This covenant does not apply to:

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the pledge of any assets to secure any financing by Ally of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which Ally reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers’ acceptances or in aid of other similar borrowing arrangements;

•	the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada);

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any deposit of assets of Ally with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by Ally from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against Ally;

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any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing four clauses of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

Merger and Consolidation

The 1982 Indenture provides that Ally will not merge or consolidate with another corporation or sell or convey all or substantially all of Ally’s assets to another person, firm or corporation unless either Ally is the continuing corporation or the new corporation shall expressly assume the interest and principal (and premium, if any) due under the 1982 Indenture Debt Securities and the performance and observance of all applicable conditions and covenants. In either case, the 1982 Indenture provides that neither Ally nor a successor corporation may be in default of performance immediately after such merger or consolidation or sale or conveyance. Additionally, the 1982 Indenture provides that in the case of any such merger or consolidation or sale or conveyance, the successor corporation may continue to issue securities under the 1982 Indenture.

SEC Reports and Reports to Holders

Ally will be required to file with the Trustee within fifteen days after Ally is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which Ally may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if Ally is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. In addition, Ally will be required to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by Ally with the conditions and covenants provided for in the 1982 Indenture as may be required from time to time by such rules and regulations. Ally has also agreed that, for so long as any senior notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of such senior notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended.

Payments for Consent

Ally will not, and will not permit any of its subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any senior notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the 1982 Indenture or any series of senior notes unless such consideration is offered to be paid or agreed to be paid to all holders of such senior notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Modification of the 1982 Indenture

The 1982 Indenture contains provisions permitting Ally and the Trustee to modify or amend the 1982 Indenture or any supplemental Indenture or the rights of the holders of the 1982 Indenture Debt Securities issued, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the 1982 Indenture Debt Securities which are affected by such modification or amendment, voting as one class, provided that, without the consent of the holder of each 1982 Indenture Debt Security so affected, no such modification shall:

•

extend the fixed maturity of any 1982 Indenture Debt Securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each 1982 Indenture Debt Security so affected; or

•

reduce the aforesaid percentage of 1982 Indenture Debt Securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all 1982 Indenture Debt Securities then outstanding under the 1982 Indenture.

The 1982 Indenture contains provisions permitting Ally and the Trustee to enter into indentures supplemental to the 1982 Indenture, without the consent of the holders of the 1982 Indenture Debt Securities at the time outstanding, for one or more of the following purposes:

•	to evidence the succession of another corporation to Ally, or successive successions, and the assumption by any successor corporation of certain covenants, agreements and obligations;

•

to add to the covenants such further covenants, restrictions, conditions or provisions as Ally’s board of directors and the Trustee shall consider to be for the protection of the holders of 1982 Indenture Debt Securities;

•

to permit or facilitate the issuance of 1982 Indenture Debt Securities in coupon form, registrable or not registrable as to principal, and to provide for exchangeability of such securities with securities issued thereunder in fully registered form;

•

to cure any ambiguity or to correct or supplement any provision contained therein or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under the 1982 Indenture as shall not adversely affect the interests of the holders of any 1982 Indenture Debt Securities; or

•	to evidence and provide for the acceptance and appointment by a successor trustee.

Notwithstanding the foregoing, holders of a particular series of senior notes shall vote as a separate class with respect to amendments, modifications or waivers affecting only that series of senior notes (including, for the avoidance of doubt, with respect to amendments to or waivers of the following covenants that will be set forth in that series of senior notes: the covenant described in the last sentence under “—Certain Covenants—SEC Reports and Reports to Holders” and the covenant described under “—Certain Covenants—Payments for Consent”, and all such covenants and provisions hereinafter referred to as, the “Additional Covenants”) and the holders of other 1982 Indenture Debt Securities shall not have any voting rights with respect to such matters as they relate to that series of senior notes.

Events of Default

An event of default with respect to a series of senior notes is defined in the 1982 Indenture as being (the “Events of Default”):

•	default in payment of any principal or premium, if any;

•	default for 30 days in payment of any interest;

•

default in the performance of any other covenant in the 1982 Indenture or such series of senior notes for 30 days after notice by the Trustee or holders of at least 25% in aggregate principal amount of such senior notes at the time outstanding; or

•	certain events of bankruptcy, insolvency or reorganization with respect to Ally.

In case any of the first, second or third Events of Default above shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the 1982 Indenture Debt Securities affected thereby then outstanding may declare the principal amount of all of the 1982 Indenture Debt Securities affected thereby to be due and payable. In case an event of default as set out in the fourth Event of Default above shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all the 1982 Indenture Debt Securities then outstanding, voting as one class, may declare the principal of all outstanding 1982 Indenture Debt Securities to be due and payable. Any Event of Default may be waived and a declaration of acceleration of payment rescinded by the holders of a majority in aggregate principal amount of the applicable series of senior notes, or of all the outstanding 1982 Indenture Debt Securities, as the case may be, if sums sufficient to pay all amounts due (with interest, if any) other than amounts due upon acceleration are provided to the Trustee and all defaults are remedied. For such purposes, if the principal of all series of 1982 Indenture Debt Securities shall have been declared to be payable, all series will be treated as a single class. Ally is required to file with the Trustee annually an officers’ certificate as to the absence of certain defaults under the terms of the 1982 Indenture. The 1982 Indenture provides that the Trustee may withhold notice to the securityholders of any default, except in payment of principal, premium, if any, or interest, if it considers it in the interest of the securityholders to do so.

The holders of a series of senior notes shall vote as a separate class from the holders of the other 1982 Indenture Debt Securities with respect to any defaults or events of default or remedies relating thereto as a result of any covenants, obligations or provisions affecting only such series of senior notes and no other series of 1982 Indenture Debt Securities.

Subject to the provisions of the 1982 Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the 1982 Indenture at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the Trustee reasonable security or indemnity against costs, expenses and liabilities which might be incurred.

Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in principal amount of the 1982 Indenture Debt Securities affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

Satisfaction and Discharge

The 1982 Indenture shall cease to be of further effect with respect to a series of senior notes if at any time (a) Ally shall have delivered to the Trustee for cancellation all senior notes of such series theretofore authenticated (other than any senior notes of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid), or (b) all such senior notes of such series not theretofore delivered to the

Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and Ally shall deposit or cause to be deposited with the Trustee as trust funds the entire amount (other than moneys repaid by the Trustee or any paying agent to Ally) sufficient to pay at maturity or upon redemption all senior notes of such series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case Ally shall also pay or cause to be paid all other sums payable under the 1982 Indenture by Ally with respect to the senior notes of such series.

All such moneys deposited with the Trustee shall be held in trust and applied by it to the payment, either directly or through any paying agent (including Ally acting as its own paying agent), to the holders of the applicable series of senior notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest (and premium, if any).

Further Issues

Ally may from time to time, without notice to or the consent of the registered holders of any series of senior notes, create and issue further notes ranking equally with the existing series of senior notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes. Such further notes may be consolidated and form a single series with a particular series of existing senior notes and have the same terms as to status, redemption or otherwise as such senior notes.

Concerning the Trustee

The Trustee will be designated by Ally as the initial paying agent, transfer agent and registrar with respect to each series of senior notes. The Corporate Trust Office of the Trustee is currently located at 101 Barclay Street, Floor 8W, New York, N.Y. 10286, U.S.A., Attention: Corporate Trust Administration.

The 1982 Indenture provides that the Trustee, prior to the occurrence of an Event of Default of a series of senior notes and after the curing of all such Events of Default of such series which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the 1982 Indenture. If any such Event of Default has occurred (which has not been cured) with respect to a particular series of senior notes, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the 1982 Indenture as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The 1982 Indenture also provides that the Trustee or any agent of Ally or the Trustee, in their individual or any other capacity, may become the owner or pledgee of senior notes with the same rights it would have if it were not the Trustee provided, however, that all moneys received by the Trustee or any paying agent shall, until used or applied as provided in the 1982 Indenture, be held in trust thereunder for the purposes for which they were received and need not be segregated from other funds except to the extent required by law.

Governing Law and Consent to Jurisdiction

The 1982 Indenture is and the senior notes will be governed by and will be construed in accordance with the laws of the State of New York.

DESCRIPTION OF SUBORDINATED NOTES

Under our subordinated indenture, we may issue subordinated notes in one or more series. These subordinated notes will be subordinate and junior in right of payment, to the extent and in the manner set forth in the relevant subordinated indenture (including any applicable supplemental indentures), to all of our “senior indebtedness”. The specific subordination terms will be set forth in a supplemental indenture to the relevant subordinated indenture and described in the prospectus supplement for the relevant series of debt.

DESCRIPTION OF PREFERRED STOCK

As of the date of this prospectus, the authorized capital stock of Ally Financial Inc. consists of 396,339,871 shares of capital stock, of which 1,547,779 shares are shares of common stock, $0.01 par value per share, and 394,792,092 shares are shares of preferred stock, $0.01 par value per share, issuable in series. As of the date of this prospectus, of the 394,792,092 authorized shares of preferred stock, 160,870,560 are designated as Preferred Stock, Series A (“Series A preferred stock”), 8,330 are designated as Preferred Stock, Series C (“Series C preferred stock”), 2,576,601 are designated as Preferred Stock, Series E (“Series E preferred stock”), 228,750,000 are designated as Preferred Stock, Series F-2 (“Series F-2 preferred stock”) and 2,576,601 are designated as Preferred Stock, Series G (“Series G preferred stock”).

As of September 30, 2013, 1,330,970 shares of common stock were issued and outstanding; 40,870,560 shares of Series A preferred stock were issued and outstanding; 2,576,601 shares of Series G preferred stock were issued and outstanding; and 118,750,000 shares of Series F-2 preferred stock were issued and outstanding. No other shares of preferred stock were issued and outstanding as of September 30, 2013. As of the date of this prospectus, no shares of our Series F-2 preferred stock are outstanding and 1,547,637 shares of common stock are outstanding.

To the extent authorized, we may issue preferred stock under the currently existing series of preferred stock. In addition, we may issue new series of preferred stock.

The following discussion of the material provisions of the preferred stock, Ally’s Amended and Restated Certificate of Incorporation and Bylaws are qualified in their entirety by reference to such Amended and Restated Articles of Incorporation and Bylaws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

When Ally offers to sell a particular series of preferred stock, Ally will describe the specific terms of such preferred stock in a supplement to this prospectus. The preferred stock will be issued under a certificate of designation, which forms, or will form, a part of Ally’s Amended and Restated Certificate of Incorporation at the time such preferred stock is issued. The form of articles of amendment relating to the certificate of designation of a series of preferred stock will be incorporated by reference in the registration statement of which this prospectus forms a part. The terms of the preferred stock offered by any prospectus supplement may differ from the general terms set forth in this prospectus.

Ally may issue shares of preferred stock in one or more series, either separately, or together with, or upon the conversion of or in exchange for, other securities. Prior to authorizing or issuing preferred stock that would rank senior to Ally’s common stock with respect to dividends or distributions, including upon a sale or liquidation of Ally, Ally is required to obtain approval by an affirmative vote or consent of the holders of at least a majority of the outstanding common stock of Ally, including at least two holders of such outstanding common stock. Notwithstanding the foregoing, Ally is permitted to issue up to 120,000,000 shares of Series A preferred stock without common stockholder approval. In addition, the certificates of designation of the Series A preferred stock and the Series G preferred stock each provide that Ally may not authorize or issue any capital stock that ranks senior to the respective series of preferred stock with respect to dividends or upon a sale or liquidation of Ally without the affirmative vote or consent of the holders of the Series A preferred stock and the Series G preferred stock, respectively.

If Ally offers preferred stock, the terms of any particular series of preferred stock, including preferred stock to be represented by depositary shares, will be described in the applicable prospectus supplement, including (where applicable) the voting rights (if any), designations, powers, preferences, and the relative, participating, optional or other rights (in each case, if any), and the qualifications, limitations, or restrictions of any unissued series of preferred stock. The applicable prospectus supplement will also describe any restrictions to which the preferred stock being offered will be subject pursuant to the terms of Ally’s then-outstanding capital stock.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of Ally or to remove present management and could have the effect of delaying or preventing a merger, tender offer or other attempted takeover of Ally. No holder of preferred stock will be entitled, as a matter of right, to subscribe for or purchase any shares of preferred stock or common stock.

Any preferred stock that we issue will, when issued, be fully-paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, any series of offered preferred stock will rank, with respect to dividends and the distribution of assets, senior to common stock, and on a parity with shares of any other then outstanding series of preferred stock. Therefore, any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock. In addition, under certain circumstances, preferred stock could also restrict dividend payments to our holders of common stock.

The transfer agent and registrar for a series of preferred stock will be named in the applicable prospectus supplement.

BOOK-ENTRY, DELIVERY AND FORM OF NOTES

Unless otherwise stated in the applicable prospectus supplement and except as set forth below, debt securities described in this prospectus (“notes”) and the applicable prospectus supplement will be issued in registered, global form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Book-Entry Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below).

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Initially, the Trustee will act as paying agent and registrar. The notes may be presented for registration of transfer and exchange at the offices of the registrar.

Certain Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”).

Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it, ownership of interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the notes for any purpose.

Payments in respect of the principal of, premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture governing the notes, we and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of us, the Trustee or any of our or the Trustee’s agents has or will have any responsibility or liability for (i) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See “—Same-Day Settlement and Payment.” Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Crossmarket transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for notes in certificated form and to distribute such notes to its Participants.

Neither we nor the Trustee nor any of our or their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if (i) DTC notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we thereupon fail to appoint a successor depositary within 90 days or (ii) we at any time determine not to have the notes represented by the Global Notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request, but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture governing the notes, and in accordance with the certification requirements set forth in the indenture governing the notes. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Same-Day Settlement and Payment

Payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Global Note holder. With respect to notes in certificated form, we will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements of Ally, as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, incorporated in this prospectus supplement by reference from the Company’s Current Report on Form 8-K filed on July 9, 2013, and the effectiveness of Ally’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference from the aforementioned Form 8-K. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
Registration fee	$(1)
Printing	(2)
Legal fees and expenses (including Blue Sky fees)	(2)
Trustee and Transfer Agent fees	(2)
Accounting fees and expenses	(2)
Miscellaneous	(2)

TOTAL	$(2)

(1) Omitted because the registration fee is being deferred pursuant to Rule 456(b).

(2) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The Underwriting Agreement to be filed in connection with each offering under this Registration Statement will provide for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
1.1	Form of Underwriting Agreement *
4.1	Form of Articles of Amendment for Preferred Stock *
4.2	Indenture dated as of July 1, 1982, between the Company and The Bank of New York Mellon (Successor Trustee to Morgan Guaranty Trust Company of New York) (Filed as Exhibit 4(a) to the Company’s Registration Statement No. 2-75115, incorporated herein by reference)
4.3	First Supplemental Indenture dated as of April 1, 1986, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(g) to the Company’s Registration Statement No. 33-4653, incorporated herein by reference)
4.4	Second Supplemental Indenture dated as of June 15, 1987, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(h) to the Company’s Registration Statement No. 33-15236, incorporated herein by reference)
4.5	Third Supplemental Indenture dated as of September 30, 1996, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(i) to the Company’s Registration Statement
No. 333-33183, incorporated herein by reference)
4.6	Fourth Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(j) to the Company’s Registration Statement No. 333-48705, incorporated herein by reference)
4.7	Fifth Supplemental Indenture dated as of September 30, 1998, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(k) to the Company’s Registration Statement
No. 333-75463, incorporated herein by reference)
4.8	Form of Fixed Rate Senior Note
4.9	Form of Floating Rate Senior Note
4.10	Form of Guarantee Agreement
4.11	Form of Subordinated Indenture
4.12	Form of Subordinated Note (included in Exhibit 4.11)
5.1	Opinion of Davis Polk & Wardwell LLP
12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the Registration Statement)
25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the Indenture dated as of July 1, 1982, between the Company and The Bank of New York Mellon (Successor Trustee to Morgan Guaranty Trust Company of New York)
25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon for the Subordinated Indenture of Ally Financial Inc.
25.3	Statement of Eligibility on Form T-1 of The Bank of New York Mellon for the Guarantee Agreement among Ally Financial Inc., Ally US LLC and IB Finance Holding Company, LLC

* To be filed by amendment or as an exhibit to a Current Report on Form 8-K

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 24, 2013.

ALLY FINANCIAL INC.

By:	/s/ Michael A. Carpenter
Michael A. Carpenter Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cathy L. Quenneville as his or her true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Carpenter Michael A. Carpenter	Chief Executive Officer and Director (Principal Executive Officer)	December 24, 2013

/s/ Jeffrey J. Brown Jeffrey J. Brown	Senior Executive Vice President of Finance and Corporate Planning (Principal Financial Officer)	December 24, 2013

/s/ David J. DeBrunner David J. DeBrunner	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	December 24, 2013

/s/ Robert T. Blakely Robert T. Blakely	Director	December 24, 2013

/s/ Mayree C. Clark Mayree C. Clark	Director	December 24, 2013

/s/ Stephen A. Feinberg Stephen A. Feinberg	Director	December 24, 2013

/s/ Kim S. Fennebresque Kim S. Fennebresque	Director	December 24, 2013

Signature	Title	Date

/s/ Gerald Greenwald Gerald Greenwald	Director	December 24, 2013

/s/ Franklin W. Hobbs Franklin W. Hobbs	Director	December 24, 2013

/s/ Brian P. MacDonald Brian P. MacDonald	Director	December 24, 2013

/s/ Marjorie Magner Marjorie Magner	Director	December 24, 2013

/s/ Henry S. Miller Henry S. Miller	Director	December 24, 2013

/s/ Mathew Pendo Mathew Pendo	Director	December 24, 2013

GUARANTOR SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 24th day of December, 2013.

ALLY US LLC

By:	/s/ William F. Muir
William F. Muir President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cathy L. Quenneville as his true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ William F. Muir William F. Muir	President and Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)	December 24, 2013

GUARANTOR SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 24th day of December, 2013.

IB FINANCE HOLDING COMPANY, LLC

By:	/s/ William F. Muir
William F. Muir President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cathy L. Quenneville as his true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ William F. Muir William F. Muir	President and Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)	December 24, 2013

EXHIBIT INDEX

Exhibit No.	Document
1.1	Form of Underwriting Agreement *
4.1	Form of Articles of Amendment for Preferred Stock *
4.2	Indenture dated as of July 1, 1982, between the Company and The Bank of New York Mellon (Successor Trustee to Morgan Guaranty Trust Company of New York) (Filed as Exhibit 4(a) to the Company’s Registration Statement No. 2-75115, incorporated herein by reference)
4.3	First Supplemental Indenture dated as of April 1, 1986, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(g) to the Company’s Registration Statement No. 33-4653, incorporated herein by reference)
4.4	Second Supplemental Indenture dated as of June 15, 1987, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(h) to the Company’s Registration Statement No. 33-15236, incorporated herein by reference)
4.5

Third Supplemental Indenture dated as of September 30, 1996, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(i) to the Company’s Registration Statement

No. 333-33183, incorporated herein by reference)

4.6	Fourth Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(j) to the Company’s Registration Statement No. 333-48705, incorporated herein by reference)
4.7

Fifth Supplemental Indenture dated as of September 30, 1998, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(k) to the Company’s Registration Statement

No. 333-75463, incorporated herein by reference)

4.8	Form of Fixed Rate Senior Note
4.9	Form of Floating Rate Senior Note
4.10	Form of Guarantee Agreement
4.11	Form of Subordinated Indenture
4.12	Form of Subordinated Note (included in Exhibit 4.11)
5.1	Opinion of Davis Polk & Wardwell LLP
12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the Registration Statement)
25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon, as Trustee under the Indenture dated as of July 1, 1982, between the Company and The Bank of New York Mellon (Successor Trustee to Morgan Guaranty Trust Company of New York)
25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon for the Subordinated Indenture of Ally Financial Inc.
25.3	Statement of Eligibility on Form T-1 of The Bank of New York Mellon for the Guarantee Agreement among Ally Financial Inc., Ally US LLC and IB Finance Holding Company, LLC

* To be filed by amendment or as an exhibit to a Current Report on Form 8-K